UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2023

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2023, Fathom Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) and issued a Senior Secured Convertible Promissory Note in principal amount of $3,500,000 (the “Note”), in a private placement (the “Offering”). The Company paid a placement agent fee to Roth Capital Partners, LLC in the amount of $175,000 in connection with the Offering. The cash proceeds disbursed to the Company from the issuance of the Note were $3,300,000, after deducting the placement agent fee and purchaser expenses.

In connection with the Offering, the Company also entered into or provided a Security Agreement (the “Security Agreement”), a Subsidiary Guarantee (the “Subsidiary Guarantee”), and various ancillary certificates, disclosure schedules and exhibits in support thereof (together with the Purchase Agreement, the Security Agreement and the Subsidiary Guarantee, the “Transaction Documents”) concurrent with the closing of the sale of the Note.

Purchase Agreement

The Purchase Agreement obligates the Company to pay the Investor’s reasonable out-of-pocket costs and expenses related the negotiation, due diligence, preparation, closing and other items regarding or related to the Transaction Documents. The Purchase Agreement also obligates the Company to indemnify the Investor for certain losses resulting from (i) any breach of any of the representations or warranties, or any failure to perform or comply with any covenants or agreements, made by the Company in the Purchase Agreement or other Transaction Documents and (ii) certain third-party claims.

Convertible Note

 General. The Company shall pay interest to the Investor quarterly in cash on the principal amount of the Note at a rate which fluctuates every calendar month, and is equal to (i) the monthly average Secured Overnight Financing Rate (SOFR) plus (ii) 5%, per annum (subject to certain adjustments, as provided therein); provided, that the rate of interest for any month will be at least 8% per annum. The Note’s maturity date is April 12, 2025, or such earlier date as the Note is required or permitted to be repaid as provided by the Note. The Note is required to be senior to all the Company’s other indebtedness other than the permitted indebtedness as specified in the Purchase Agreement.

Security. The Note is secured by all the Company’s existing and future assets, pursuant to the Security Agreement by and between the Company and the Investor.

Guarantee. The obligations under the Note are guaranteed by certain of the Company’s existing and future material subsidiaries (the “Material Subsidiaries”), pursuant to the Subsidiary Guarantee by the Material Subsidiaries in favor of the Investor.

Voluntary Conversion. All or any portion of the principal amount of the Note, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at the Investor’s option, into shares of the Company’s common stock at an initial fixed conversion price of $6.00 per share, subject to certain customary adjustments. The Note imposes penalties on the Company for any failure to timely deliver any shares of the Company’s common stock issuable upon conversion.

Beneficial Ownership Limitation. The Note may not be converted by the Investor into shares of common stock if such conversion would result in the Investor and its affiliates owning an aggregate of in excess of 4.99% of the then-outstanding shares of the Company’s common stock, provided that upon 61 days’ notice, such ownership limitation may be adjusted by the Investor, but in any case, to no greater than 9.99%.

Nasdaq Limitation. The Company is prohibited from issuing any shares of common stock upon conversion of the Note or otherwise pursuant to the terms of the Note, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of the closing date or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of the Nasdaq Capital Market.

Events of Default. The Note provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the covenants described below. In connection with any event of default that results in the eventual acceleration of the Note and while it is continuing, the interest rate on the Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the incurrence and repayment of indebtedness and the making of investments, distributions or redemptions, the transfer of assets, and transactions with affiliates, among other customary matters.

Additional Information

The form of Note, Purchase Agreement, Security Agreement and the Subsidiary Guarantee are attached hereto as Exhibit 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The form of Note, Purchase Agreement, Security Agreement and the Subsidiary Guarantee have been included to provide investors and security holders with information regarding their terms. The documents are not intended to provide any other factual information about the Company. The Transaction Documents contain representations, warranties, covenants and indemnities customary for similar transactions. Such representations, warranties, covenants and indemnities are being made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Note, and the shares of the Company’s common stock issuable upon conversion or in payment thereof, are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof, for the sale of securities not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of Current Report is also incorporated by reference into this Item 3.03 of this Current Report to the extent required.

Item 8.01 Other Events.

On April 13, 2023, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Promissory Note.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Security Agreement.
10.3	Form of Subsidiary Guarantee.
99.1	Press Release, dated as of April 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2023	FATHOM HOLDINGS INC.

	By:	/s/ Marco Fregenal
Marco Fregenal
President and Chief Financial Officer